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                                                                       Exhibit 5

                            Ogden Newell & Welch PLLC
                                 1700 PNC Plaza
                            500 West Jefferson Street
                           Louisville, Kentucky 40202

                                           , 2002
                               ------------

Ocean West Holding Corporation
15991 Redhill Avenue, Suite 110
Tustin, California 92780

     RE: Registration Statement on Form S-1

Members of the Board of Directors:

     This letter is in response to your request for our opinion in connection with the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, of Ocean West Holding Corporation (the "Corporation") covering an aggregate of 5,247,676 Common Shares, $0.01 par value (the "Shares"), and 3,000,000 Common Stock Purchase Warrants (the "Warrants"). We have examined the following documents of the Corporation:


          1. Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on August 15, 2000;

          2.   Bylaws of the Corporation;

          3. Common Stock Purchase Warrant Agreement between the Corporation and Registrar and Transfer Company;

          4. Resolutions of the Corporation reflecting various actions by the Board of Directors and Shareholders thereof; and

          5. Such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.


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Ocean West Holding Corporation
               , 2002
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Page 2


     We have assumed the genuineness of the signatures on all documents renewed and the authenticity of such documents and that the documents submitted to us as copies conform to the originals. We have relied on certificates of public officials and upon certificates of the officers and directors of the Corporation as to factual matters.

     Based on the foregoing, we are of the opinion that the Common Shares of the Corporation to be registered under the registration statement described above, if issued in accordance therewith and the documents listed herein, will be legally issued,Shares and the Warrants have been legally issued and are fully paid and non-assessable under Delaware law; provided that, the Shares to be issued upon the exercise of the Warrants will only be fully paid and non-assessable upon the issuance of such Shares pursuant to a valid exercise of the Warrants.


     We give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the registration statement referred to above.

                                                     Sincerely yours,


                                                     Ogden Newell & Welch PLLC